EXHIBIT 23

          We consent to the incorporation by reference in Registration Statement Nos. 33-23232, 33-34384, 33-43910, 33-50040, and 333-
          18661 on Form S-3 and in Registration Statement Nos. 2-90684, 2-94306, 33-0840, 33-17698, 33-25628, 33-36851, 33-41720, 33-56302,
          33-73194,  33-57735, 333-01941, and 333-22827  on Form S-8 of our
          reports dated November 13, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Ballard Medical Products for the year ended September 30, 1997.


          Deloitte & Touche LLP
          Salt Lake City, Utah
          December 11, 1997